UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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SPAR Group, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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SPAR GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 9, 2006

TO THE STOCKHOLDERS OF SPAR GROUP, INC.

        The 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) of SPAR Group, Inc. (“SGRP”, and together with its subsidiaries, the “SPAR Group” or the “Company”), will be held at 10:00 a.m., Eastern Standard Time, on August 9, 2006, at the Hilton Newark Airport hotel located at 1170 Spring Street, Elizabeth, New Jersey 07201-2114, for the following purposes:

1.	To elect six Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified.

2.	To ratify the appointment of Rehmann Robson as the Company’s principal independent auditors for the year ending December 31, 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on June 15, 2006, will be entitled to notice of and to vote at the 2006 Annual Meeting or any adjournment or postponement thereof.

        A copy of SGRP’s Annual Report to Stockholders for the year ended December 31, 2005, is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

By Order of the Board of Directors

Charles Cimitile Secretary, Treasurer and Chief Financial Officer

July 5, 2006
Tarrytown, New York

YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. CHARLES CIMITILE, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 580 WHITE PLAINS ROAD, SUITE 600, TARRYTOWN, NEW YORK 10591.

SPAR GROUP, INC.
 580 White Plains Road, Suite 600
Tarrytown, New York 10591

_________________

PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 9, 2006

_________________

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SPAR Group, Inc., a Delaware corporation (“SGRP”, and together with its subsidiaries, the “SPAR Group” or the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) to be held on Wednesday, August 9, 2006, at 10:00 a.m., Eastern Standard Time, at the Hilton Newark Airport hotel located at 1170 Spring Street, Elizabeth, New Jersey 07201-2114, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2006 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about July 5, 2006.

MATTERS TO BE CONSIDERED

        The 2006 Annual Meeting has been called to (1) elect six Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified, (2) ratify the appointment by SGRP’s Audit Committee of Rehmann Robson as the independent auditors of SGRP and its direct and indirect subsidiaries for the year ending December 31, 2006, and (3) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

        The Board has fixed the close of business on June 15, 2006, as the record date (the “Record Date”) for the determination of stockholders entitled to vote at the 2006 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 18,933,932 shares outstanding of SGRP’s common stock, $.01 par value (the “Common Stock”).

QUORUM AND VOTING REQUIREMENTS

        The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 2006 Annual Meeting will constitute a quorum for the transaction of business at the 2006 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Under Delaware law, shares not voted by brokers (called “broker non-votes”) are considered not entitled to vote. However, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        A plurality of votes cast (which means the most votes, even though less than a majority) at the 2006 Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. In a field of more than six nominees, the six nominees receiving the most votes would be elected as directors. The affirmative vote of a majority of votes cast at the 2006 Annual Meeting in person or by proxy is required to ratify the selection of Rehmann Robson as SGRP’s independent auditors for the year ending December 31, 2006. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but, as noted above, are counted in determining a quorum. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in “street name”) for its customers with respect to non-contested elections of directors and certain other matters. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect.

        All proxies that are properly completed, signed and returned prior to the 2006 Annual Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Rehmann Robson as the Company’s independent auditors. Management does not intend to bring before the 2006 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2006 Annual Meeting. If any other matters or motions come before the 2006 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the 2006 Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification to the Secretary of SGRP at SGRP’s principal executive offices located at 580 White Plains Road, Suite 600, Tarrytown, New York 10591, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2006 Annual Meeting and voting his or her shares in person.

PROPOSAL 1 — ELECTION OF DIRECTORS

        Six Directors are to be elected at the 2006 Annual Meeting to serve on SGRP’s Board of Directors (the “Board”) until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for election are Mr. Robert G. Brown, Mr. William H. Bartels, Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, and Mr. Lorrence T. Kellar, all of whom are currently Directors of SGRP. The age, principal occupation and certain other information respecting each nominee are stated on pages 4 and 5. The nominees were approved and recommended by the Governance Committee on pages 8 and 9 and nominated by the Board at a meeting on May 16, 2006.

        In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of those nominees.

        Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unavailable to serve. The Board has fixed the number of Directors at six for the term commencing with the 2006 Annual Meeting. Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. However, Messrs. Brown and Bartels are executive officers and significant stockholders of SGRP.

THE BOARD OF DIRECTORS AND THE GOVERNANCE COMMITTEE EACH UNANIMOUSLY
RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
REHMANN ROBSON
AS THE COMPANY’S PRINCIPAL INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board has appointed Rehmann Robson (“Rehmann”) as independent public accountants to audit the financial statements of the Company for its year ending December 31, 2006, subject to the Audit Committee’s review of the final terms of Rehmann’s engagement and plans for their audit. A resolution will be submitted to stockholders at the 2006 Annual Meeting for the ratification of such appointment. Since May of 2003, all audit and permitted non-audit services to be performed by the Company’s auditor have required approval by SGRP’s Audit Committee. Shareholder ratification of the appointment of Rehmann or anyone else for non-audit services is not required and will not be sought.

        Rehmann served as the Company’s principal independent accountants for its year ended December 31, 2005. On October 4, 2004, Ernst & Young LLP (“E&Y”) resigned as the principal independent registered public accounting firm for the Company and its subsidiaries. The resignation was effective upon completion of E&Y’s review of the interim financial information for the Company’s third fiscal quarter ended September 30, 2004, and the filing of the Company’s quarterly report on Form 10-Q for such period.

        In January 2005, the Company, with the approval of SGRP’s Audit Committee, appointed Rehmann Robson (“Rehmann”) as its principal independent registered public accounting firm.

Audit Fees

        During the Company’s fiscal year ended December 31, 2005, and 2004, respectively, fees billed by Rehmann for all audit services rendered to the Company (i.e. SGRP and its subsidiaries) were $111,002 and $132,225, respectively. Fees paid to E&Y for all audit services rendered to the Company for the fiscal year ended December 31, 2004 was $100,203. Audit services principally include fees for the Company’s year end and 401K audits and 10-Q filing reviews. As required by law, the choice of the Company’s principal auditor and the audit services to be performed by it have been approved in advance by the SGRP’s Audit Committee.

Audit-Related Fees, Tax Fees, and All Other Fees

        During the Company’s fiscal year ended December 31, 2005, and 2004, respectively, the Company and its subsidiaries did not engage Rehmann or E&Y to provide advice regarding financial information systems design or implementation, but did engage Rehmann in 2005 to review the Company’s 2004 tax return and preliminary 404 documentation for which Rehmann was paid $17,502 and $3,525, respectively. No other non-audit services were performed by Rehmann in 2005 or 2004. Since 2003, as required by law, each non-audit service performed by the Company’s auditor either (i) was approved in advance on a case-by-case basis by SGRP’s Audit Committee, or (ii) fit within a pre-approved “basket” of audit-related, tax and other non-audit services of limited amount, scope and duration established in advance by SGRP’s Audit Committee. In connection with the standards for independence of the Company’s independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of Rehmann.

Anticipated Attendance by Rehmann Robson at the 2006 Annual Meeting

        Rehmann has indicated to the Company that it intends to have a representative available during the 2006 Annual Meeting who will respond to appropriate questions. This representative will have the opportunity to make a statement during the meeting if he or she so desires.

Required Vote

        A resolution will be submitted to stockholders at the 2006 Annual Meeting for the ratification of the Audit Committee’s appointment of Rehmann as the Company’s principal independent auditors to audit the Company’s financial statements for the year ending December 31, 2006. The affirmative vote of a majority of the votes cast at the 2006 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

        If the resolution selecting Rehmann as the Company’s principal independent public accountants is adopted by stockholders, the Audit Committee and Board nevertheless retain the discretion to select different auditors should they then deem it in the Company’s best interests. Any such future selection need not be submitted to a vote of stockholders.

        If the stockholders do not ratify the appointment of Rehmann, or if Rehmann should decline to act or otherwise become incapable of acting, or if Rehmann’s employment is discontinued, SGRP’s Audit Committee will appoint independent public accountants for the year ending December 31, 2006 (which may nevertheless be Rehmann should they then deem it in the Company’s best interests).

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE EACH BELIEVE THAT THE APPOINTMENT OF REHMANN ROBSON AS THE COMPANY’S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR YEAR ENDING DECEMBER 31, 2006, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMEND A VOTE “FOR” APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

THE BOARD OF DIRECTORS OF THE CORPORATION

        The Board of Directors (the “Board”) is responsible for the management and direction of SGRP and establishing its corporate policies. The current members of the Board are set forth below, and each is a nominee for election at the 2006 Annual Meeting:

Name	Age	Position with SPAR Group, Inc.
Robert G. Brown	63	Chairman, Chief Executive Officer, President and Director
William H. Bartels	62	Vice Chairman and Director
Robert O. Aders (1)	79	Director, Chairman - Governance Committee
Jack W. Partridge (1)	60	Director, Chairman - Compensation Committee
Jerry B. Gilbert (1)	72	Director
Lorrence T. Kellar (1)	69	Director, Chairman - Audit Committee

_________________

(1) Member of the Governance, Compensation and Audit Committees

        Robert G. Brown serves as the Chairman, Chief Executive Officer, President and a Director of SGRP and has held such positions since July 8, 1999, the effective date of the merger of the SPAR Marketing Companies with PIA Merchandising Services, Inc. (the “Merger”). Mr. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Marketing Companies (SPAR/Burgoyne Retail Services, Inc. (“SBRS”) since 1994, SPAR, Inc. (“SINC”) since 1979, SPAR Marketing, Inc. (“SMNEV”) since November 1993, and SPAR Marketing Force, Inc. (“SMF”) since 1996).

        William H. Bartels serves as the Vice Chairman and a Director of SGRP and has held such positions since July 8, 1999 (the effective date of the Merger). Mr. Bartels served as the Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (SBRS since 1994, SINC since 1979, SMNEV since November 1993 and SMF since 1996).

        Robert O. Aders serves as a Director of SGRP and has done so since July 8, 1999. He has served as the Chairman of the Governance Committee since May 9, 2003. Mr. Aders has served as Chairman of The Advisory Board, Inc., an international consulting organization since 1993, and also as President Emeritus of the Food Marketing Institute (“FMI”) since 1993. Immediately prior to his election to the Presidency of FMI in 1976, Mr. Aders was Acting Secretary of Labor in the Ford Administration. Mr. Aders was the Chief Executive Officer of FMI from 1976 to 1993. He also served in The Kroger Co., in various executive positions from 1957 to 1974 and was Chairman of the Board from 1970 to 1974.

        Jack W. Partridge serves as a Director of SGRP and has done so since January 29, 2001. He has served as the Chairman of the Compensation Committee of SGRP since May 9, 2003. Mr. Partridge is President of Jack W. Partridge & Associates. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge’s service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. Mr. Partridge has been a leader in industry and community affairs for over three decades. He has served as Chairman of the Food Marketing Institute’s Government Relations Committee, the Food and

Agriculture Policy Task Force, and as Chairman of the Board of The Ohio Retail Association. He currently serves as a member of the board of Checkpoint Systems, Inc.

        Jerry B. Gilbert serves as a Director of SGRP and has done so since June 4, 2001. Mr. Gilbert served as Vice President of Customer Relations for Johnson & Johnson’s Consumer and Personal Care Group of Companies from 1989 to 1997. Mr. Gilbert joined Johnson & Johnson in 1958 and from 1958 to 1989 held various executive positions. Mr. Gilbert also served on the Advisory Boards of the Food Marketing Institute, the National Association of Chain Drug Stores and the General Merchandise Distributors Council (GMDC) where he was elected the first President of the GMDC Educational Foundation. He was honored with lifetime achievement awards from GMDC, Chain Drug Review, Drug Store News and the Food Marketing Institute. He is the recipient of the prestigious National Association of Chain Drug Stores (NACDS) Begley Award, as well as the National Wholesale Druggists Association (NWDA) Tim Barry Award. In June 1997, Mr. Gilbert received an Honorary Doctor of Letters Degree from Long Island University.

        Lorrence T. Kellar serves as a Director and the Chairman of the Audit Committee of SGRP and has done so since April 2, 2003. Mr. Kellar had a 31-year career with The Kroger Co., where he served in various financial capacities, including Group Vice President for real estate and finance, and earlier, as Corporate Treasurer. He was responsible for all of Kroger’s real estate activities, as well as facility engineering, which coordinated all store openings and remodels. Mr. Kellar subsequently served as Vice President, real estate, for Kmart. He currently is Vice President of Continental Properties Company, Inc. Mr. Kellar also serves on the boards of Frisch’s Restaurants and Multi-Color Corporation and is a trustee of the Acadia Realty Trust. He also is a major patron of the arts and has served as Chairman of the Board of the Cincinnati Ballet.

        The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2005, the Board held four meetings in person and took various actions by written consent. No incumbent Director missed more than 25% of the meetings of the Board of Directors or more than 25% of the meetings of any committee in which he is a member.

Board Size

        The size of the Board is currently set at six directors. However, at its May 2006 meeting the Board determined that it would be desirable to increase the size of the Board to seven directors if a suitable candidate can be found. The Governance Committee has recently begun looking for a candidate in accordance with its Nomination Policy (as defined below). No candidates for an additional seat were identified by the Governance Committee in time to permit nomination for election at the 2006 Annual Meeting. Any vacancy can be filled by the board without an election. Accordingly, if a qualified individual is identified, the Board may act on or after the date of the 2006 Annual Meeting to increase its size to seven members and appoint such individual to the newly created vacancy. If a new director is so identified and appointed, the new director would first face an election at the 2007 Annual Meeting (if then a candidate). No assurance can be given that a qualified individual will be identified, that such individual will be willing to accept appointment as a director, or that the Board will in fact increase the Board size and appoint that individual as an additional Director.

Committees

        From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Certain committees from time to time also may be required by the Nasdaq Stock Market, Inc., or National Association of Securities Dealers (collectively, “Nasdaq”), the Securities and Exchange Commission (the “SEC”), or applicable law, all of which currently require SGRP to have an audit committee. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to them in their respective charters are required to be fulfilled by independent directors, whether by Nasdaq, the SEC or otherwise.

        The standing committees of the Board are the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), and the

Governance Committee of the Board (the “Governance Committee”), as provided in SGRP’s Restated By-Laws (see — “Limitation of Liability and Indemnification Matters”, below).

Audit Committee

        The Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of SGRP and its direct and indirect subsidiaries (together with SGRP, collectively, the “Company”), the integrity of the Company’s financial statements, the audits of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements and disclosure, and has done so since June of 2000. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Audit Charter”), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to the rules and regulations of Nasdaq (“Nasdaq Rules”) and of the SEC (the “SEC Rules”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and other applicable law, which are reflected in the Audit Charter. A current copy of the Audit Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Charter was amended and restated to reflect the recent evolution of the Audit Committee’s expanding responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees.

        The Audit Committee (among other things and as more fully provided in its Charter):

(a)	Serves as an independent and objective party to monitor the Company’s financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b)	Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the “Company’s Independent Accountants”);

(c)	Resolves disagreements between the Company’s senior management and the Company’s Independent Accountants regarding financial reporting;

(d)	Communicates directly with the Company’s Independent Accountants;

(e)	Reviews and appraises the audit efforts of the Company’s Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)	Provides an open avenue of communication among the Company’s Independent Accountants, the Company’s financial and senior management and the Board;

(g)	Reviews and approves, in advance, all non-audit services to be performed by the Company’s Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company’s Independent Accountants;

(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)	Encourages continuous improvement of, and fosters adherence to, the Company’s accounting, disclosure and similar control policies, procedures and practices at all levels; and

(k)	Reviews and approves the overall fairness of all material related-party transactions.

        The Audit Committee currently consists of Messrs. Kellar (its Chairman), Aders, Gilbert and Partridge, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rule 4200(a)(14). In connection with his re-nomination as a Director, the Governance Committee and the Board re-determined that Mr. Kellar was qualified to be the “Audit Committee financial expert” as required by applicable law and the SEC Rules.

        During the year ended December 31, 2005, the Audit Committee met four times in person and six times by telephone.

        See “Report of the Audit Committee of the Board of Directors”, below.

Compensation Committee

        The Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Compensation Charter”), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004. The Compensation Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules and SEC Rules, Sarbanes-Oxley and other applicable law. A current copy of the Compensation Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. The Compensation Charter was adopted to reflect the recent evolution of the Compensation Committee’s informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees.

        The Compensation Committee (among other things and as more fully provided in its Charter):

(a)	Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company’s performance objectives, and (iv) align the interests of SGRP’s directors and the Company’s executives and employees with those of SGRP’s stockholders (the “Company’s Compensation Objectives”);

(b)	Reviews the Company’s existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;

(c)	Reviews the performance of and establishes the compensation for the Company’s senior executives; and

(d)	Oversees the Company’s stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice.

        The Compensation Committee currently consists of Messrs. Partridge (its Chairman), Aders, Gilbert and Kellar, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

        During the year ended December 31, 2005, the Compensation Committee met four times in person and twice by telephone. Its members also occasionally discussed Compensation Committee issues during the more frequent telephonic meetings of the Audit Committee, in which they also are members.

        See “Report of the Compensation Committee of the Board of Directors”, below.

Governance Committee

        The Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate governance policies and practices of the Company. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Governance Charter”), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law, which are reflected in the Governance Charter. A current copy of the Governance Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Governance Committee reviews and reassesses the Governance Charter and Nomination Policy (as defined below) annually and recommends any needed changes to the Board for approval. The Governance Charter was adopted to reflect the recent evolution of the Governance Committee’s informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to governance committees.

        The Governance Committee (among other things and as more fully provided in its Charter):

(a)	Oversees the identification, vetting and nomination of candidates for directors of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP’s organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval; and

(c)	Oversees the Company’s codes of ethics and other internal policies and guidelines and monitors the Company’s enforcement of them and incorporation of them into the Company’s culture and business practices.

        The Governance Committee currently consists of Messrs. Aders (its Chairman), Gilbert, Partridge and Kellar, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

        During the year ended December 31, 2005, the Governance Committee met four times in person and once by telephone and took various actions by written consent. Its members also occasionally discussed Governance Committee issues during the more frequent telephonic meetings of the Audit Committee, in which they also are members.

Director Nominations

        The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the “Nomination Policy”), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com).

        The Nomination Policy requires that a majority of the directors of the Board and all members of its Audit Committee, Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

        The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board’s performance expectations.

        Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director’s regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board’s agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, compliance with the Company’s applicable ethics codes.

        The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board’s belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election.

        In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (see — “STOCKHOLDER COMMUNICATIONS — Submission of Stockholder Proposals and Director Nominations”, below).

        Each potential nominee for director is required to complete and submit an officers’ and directors’ questionnaire as part of the process for making director nominations and preparation of SGRP’s annual report and proxy statement. With new nominees, the process also may include interviews and background checks.

        The six nominees for director were reviewed, approved and recommended by the Governance Committee, were nominated by the Board and are all incumbents. Based on their respective officers’ and directors’ questionnaires, the Governance Committee and Board each determined that Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, and Mr. Lorrence T. Kellar are independent directors under Nasdaq Rules, as required by the Nominations Policy and the committee charters, and Mr. Lorrence T. Kellar is an “audit committee financial expert” under SEC Rules, as required by such rules and the Audit Charter.

Ethics Codes

        SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Audit Committee and Governance Committee and adopted by the Board, in accordance with Nasdaq Rules. These codes of conduct consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Senior Executives and Employees Dated (as of) May 1, 2004; and (2) the SPAR Group Statement of Policy Regarding Personal Securities Transaction in SGRP Stock and Non-Public Information Dated, Amended and Restated as of May 1, 2004, which amends, restates and completely replaces its existing similar statement of policy. Both Committees were involved because authority over ethics codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. Copies of these codes and policies are posted and available on the Company’s web site (www.SPARinc.com).

Audit and Compensation Committee Interlocks and Insider Participation

        No member of the Board’s Audit, Compensation or Governance Committee was at any time during the year ended December 31, 2005, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP’s Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of the Company (including each of its subsidiaries) and as directors and officers of each of its affiliates, including SMS, SMSI and SIT (see — Certain Relationships and Related Transactions, below).

Compensation of Directors

        The Compensation Committee administers the compensation plan for its outside Directors as well as the compensation for its executives. Each member of SGRP’s Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each, an “Eligible Director”) is eligible to receive the compensation contemplated under the Directors Compensation Plan (as defined below).

        The Compensation Committee administers the compensation of directors pursuant to SGRP’s Director Compensation Plan for its outside Directors, as approved and amended by the Board (the “Directors Compensation Plan”), as well as the compensation for SGRP’s executives.

        In November 2005, the Compensation Committee approved and recommended and the Board adopted a change in the Directors Compensation Plan to provide for the payment of Director compensation all in cash. Each member of SGRP’s Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each a “Non-Employee Director”) is eligible to receive director’s fees of $30,000 per annum (plus an additional $5,000 per annum for the Audit Committee Chairman), payable quarterly. Prior to November 2005, Director compensation was paid half in cash and half in stock options to purchase shares of SGRP’s common stock.

        In addition, upon acceptance of the directorship, each Non-Employee Director receives options to purchase 10,000 shares of SGRP’s common stock, options to purchase 10,000 additional shares of SGRP’s common stock after one year of service and options to purchase 10,000 additional shares of SGRP’s common stock for each additional year of service thereafter. All options above have an exercise price equal to 100% of the fair market value of SGRP’s common stock at the date of grant.

        All of those options to Non-Employee Directors have been and will be granted under the 2000 Plan described below, under which each member of the Board is eligible to participate. Non-Employee Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

Limitation of Liability and Indemnification Matters

        SGRP’s Certificate of Incorporation limits the liability of all directors to the maximum extent such liability can be limited under Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        SGRP’s Restated By-Laws provide that SGRP shall indemnify each of its directors and senior executives and may indemnify the other officers, employees and other agents of the Company to the fullest extent permitted by law. SGRP’s Restated By-Laws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Restated By-Laws would permit indemnification. These indemnification provisions were first approved and recommended by the Governance Committee and adopted by the Board in November of 2003, in order to conform to the current practices of most public companies and to attract and maintain quality candidates for the Company’s management and Board, and were later incorporated into the Amended and Restated By-Laws of SPAR Group, Inc., Dated as of May 18, 2004 (the “Restated By-Laws”), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Company maintains director and officer liability insurance.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of SGRP’s common stock as of June 15, 2006 by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP’s common stock; (ii) each of SGRP’s directors; (iii) each of the Named Executive Officers in the Summary Compensation Table; and (iv) SGRP’s directors and such Named Executive Officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
Common Shares	Robert G. Brown (1)	8,657,654 (2)	45.5
Common Shares	William H. Bartels (1)	5,330,050 (3)	28.1
Common Shares	Robert O. Aders (1)	174,929 (4)	*
Common Shares	Jack W. Partridge (1)	109,019 (5)	*
Common Shares	Jerry B. Gilbert (1)	112,360 (6)	*
Common Shares	Lorrence T. Kellar (1)	102,387 (7)	*
Common Shares	Charles Cimitile (1)	128,750 (8)	*
Common Shares	Kori G. Belzer (1)	135,735 (9)	*
Common Shares	Patricia Franco (1)	175,122 (10)	*
Common Shares	Richard J. Riordan (11)
	300 South Grand Avenue, Suite 2900
	Los Angeles, California 90071	1,209,922	6.4
Common Shares	Heartland Advisors, Inc. (12)
	790 North Milwaukee Street
	Milwaukee, Wisconsin 53202	1,228,000	6.5
Common Shares	Executive Officers and Directors	14,926,006	78.8

* Less than 1%

(1)     The address of such owners is c/o SPAR Group, Inc. 580 White Plains Road, Suite 600, Tarrytown, New York 10591.
(2)     Includes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees. Includes 95,747 shares issuable upon exercise of options.
(3)     Excludes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees, beneficial ownership of which are disclaimed by Mr. Bartels. Includes 58,999 shares issuable upon exercise of options.
(4)     Includes 103,275 shares issuable upon exercise of options.
(5)     Includes 98,051 shares issuable upon exercise of options.
(6)     Includes 99,275 shares issuable upon exercise of options.
(7)     Includes 96,239 shares issuable upon exercise of options.
(8)     Includes 128,750 shares issuable upon exercise of options.
(9)     Includes 133,785 shares issuable upon exercise of options.
(10)   Includes 121,625 shares issuable upon exercise of options.
(11)   Share ownership was confirmed with SGRP’s stock transfer agent.
(12)   All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 9), filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on December 31, 2005.

Equity Compensation Plans

        The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the exercise of options, warrants and rights outstanding at December 31, 2005, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of additional shares of Common Stock remaining available for future issuance under the plans as at December 31, 2005.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance of options, warrants and rights (#)
Equity compensation plans
approved by security
holders	2,127,381	$1.53	724,221

Equity compensation plans
not approved by security
holders	__	__	__

Total	2,127,381	$1.53	724,221

Certain Relationships And Related Transactions

        Mr. Robert G. Brown, a Director, the Chairman, President and Chief Executive Officer of the Company and a major stockholder of SGRP, and Mr. William H. Bartels, a Director and the Vice Chairman of the Company and a major stockholder of SGRP, are executive officers and the sole stockholders and directors of SPAR Marketing Services, Inc. (“SMS”), SPAR Management Services, Inc. (“SMSI”), and SPAR Infotech, Inc. (“SIT”).

        SMS and SMSI provided approximately 99% of the Company’s merchandising specialists in the field (through its independent contractor field force) and approximately 86% of the Company’s field management at a total cost of approximately $20.0 million, $24.4 million, and $36.0 million for 2005, 2004, and 2003, respectively. Pursuant to the terms of the Amended and Restated Field Service Agreement dated as of January 1, 2004, SMS provides the services of SMS’s merchandising specialist field force of approximately 5,600 independent contractors to the Company. Pursuant to the terms of the Amended and Restated Field Management Agreement dated as of January 1, 2004, SMSI provides approximately 44 full-time national, regional and district managers to the Company. For those services, the Company has agreed to reimburse SMS and SMSI for all of their costs of providing those services and to pay SMS and SMSI each a premium equal to 4% of their respective costs, except that for 2004 SMSI agreed to concessions that reduced the premium paid by approximately $640,000 for 2004. Total net premiums (4% of SMS and SMSI costs less 2004 concessions) paid to SMS and SMSI for services rendered were approximately $770,000, $320,000, and $1,350,000 for 2005, 2004, and 2003, respectively. The Company has been advised that Messrs. Brown and Bartels are not paid any salaries as officers of SMS or SMSI so there were no salary reimbursements for them included in such costs or premium. However, since SMS and SMSI are “Subchapter S” corporations, Messrs. Brown and Bartels benefit from any income of such companies allocated to them.

        SIT provided substantially all of the Internet computer programming services to the Company at a total cost of approximately $771,000, $1,170,000, and $1,610,000 for 2005, 2004, and 2003, respectively. SIT provided approximately 25,000, 34,000, and 47,000 hours of Internet computer programming services to the Company for 2005, 2004, and 2003, respectively. Pursuant to the Amended and Restated Programming and Support Agreement dated as of January 1, 2004, SIT continues to provide programming services to the Company for which the Company has agreed to pay SIT competitive hourly wage rates for time spent on Company matters and to reimburse the related out-of-pocket expenses of SIT and its personnel. The average hourly billing rate was $30.34, $34.71, and $34.24 for 2005, 2004, and 2003, respectively. The Company has been advised that no hourly charges or business expenses for Messrs. Brown and Bartels were charged to the Company by SIT. However, since SIT is a “Subchapter S” corporation, Messrs. Brown and Bartels benefit from any income of such company allocated to them.

        In November 2004 and January 2005, the Company entered into separate operating lease agreements between SMS and the Company’s wholly owned subsidiaries, SPAR Marketing Force, Inc. (“SMF”) and

SPAR Canada Company (“SPAR Canada”). In May 2005, the Company and SMS amended the lease agreements reducing the total monthly payment. Each lease, as amended, has a 36 month term and representations, covenants and defaults customary for the leasing industry. The SMF lease is for handheld computers to be used by field merchandisers in the performance of various merchandising and marketing services in the United States and has a monthly payment of $17,891. These handheld computers had an original purchase price of $632,200. The SPAR Canada lease is also for handheld computers to be used by field merchandisers in the performance of various merchandising and marketing services in Canada and has a monthly payment of $2,972. These handheld computers had an original purchase price of $105,000. The monthly payments, as amended, are based upon a lease factor of 2.83%.

        In March 2005, SMF entered into an additional 36 month lease with SMS for handheld computers. The lease factor is 2.83% and the monthly payment is $2,341. These handheld computers had an original purchase price of $82,727.

        The Company’s agreements with SMS, SMSI and SIT are periodically reviewed by SGRP’s Audit Committee, which includes an examination of the overall fairness of the arrangements. In February 2004, the Audit Committee approved separate amended and restated agreements with each of SMS, SMSI and SIT, effective as of January 1, 2004. The restated agreements extend the contract maturities for four years, strengthened various contractual provisions in each agreement and continued the basic economic terms of the existing agreements, except that the restated agreement with SMSI provides for temporary concessions to the Company by SMSI totaling approximately $640,000 for 2004. In February and May of 2005, the Audit Committee approved the separate handheld computer leases and amendments.

        The Company owed the following amounts to SMS for the above services as at December 31, 2005 (in thousands):

	December 31,
	2005	2004
Balance due to affiliates included in accrued liabilities:
SPAR Marketing Services, Inc.	$1,190	$987

        In July 1999, SMF, SMS and SIT entered into a Software Ownership Agreement with respect to Internet job scheduling software jointly developed by such parties. In addition, SPAR Trademarks, Inc. (“STM”), SMS and SIT entered into trademark licensing agreements whereby STM has granted non-exclusive royalty-free licenses to SIT, SMS and SMSI for their continued use of the name “SPAR” and certain other trademarks and related rights transferred to STM, a wholly owned subsidiary of the Company.

        Messrs. Brown and Bartels also collectively own, through SMSI, a minority (less than 5%) equity interest in Affinity Insurance Ltd., which provides certain insurance to the Company.

        In the event of any material dispute in the business relationships between the Company and SMS, SMSI, or SIT, it is possible that Messrs. Brown or Bartels may have one or more conflicts of interest with respect to these relationships and such dispute could have a material adverse effect on the Company.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

        Set forth in the table below are the names, ages and current offices held by all executive officers of SGRP. For biographical information regarding Robert G. Brown and William H. Bartels, see Current Members of the Board of Directors, above.

Name	Age	Position With SPAR Group, Inc.
Robert G. Brown	63	Chairman, Chief Executive Officer, President and Director
William H. Bartels	62	Vice Chairman and Director
Charles Cimitile	51	Chief Financial Officer, Secretary and Treasurer
Kori G. Belzer	40	Chief Operating Officer
Patricia Franco	45	Chief Information Officer and President of the SPAR International Merchandising Services Division
James R. Segreto	57	Vice President and Controller

        Charles Cimitile serves as the Chief Financial Officer, Secretary and Treasurer of SGRP and has done so since November 24, 1999. Mr. Cimitile served as Chief Financial Officer for GT Bicycles from 1996 to 1999 and Cruise Phone, Inc. from 1995 through 1996. Prior to 1995, he served as the Vice President Finance, Secretary and Treasurer of American Recreation Company Holdings, Inc. and its predecessor company.

        Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. Ms. Belzer also serves as Chief Operating Officer of SPAR Management Services, Inc. (“SMSI”), and SPAR Marketing Services, Inc. (“SMS”), each an affiliate of SGRP (see Certain Relationships and Related Transactions, above), and has done so since 2000. The Audit Committee determined that Ms. Belzer also served during 2003 as the de facto chief operating officer of SGRP through her position as Chief Operating Officer of SMSI and SMS. From 1997 to 2000, Ms. Belzer served as Vice President Operations of SMS and as Regional Director of SMS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

        Patricia Franco serves as the Chief Information Officer of SGRP and President of the SPAR International Merchandising Services Division and has done so since January 1, 2004. Ms. Franco also serves as Senior Vice President of SPAR Infotech, Inc. (“SIT”), an affiliate of SGRP (see Certain Relationships and Related Transactions, above), and has done so since January 1, 2003. The Audit Committee determined that Ms. Franco also served during 2003 as the de facto chief information officer of SGRP as well as, the de facto President of the SPAR International Merchandising Services Division, through her position as Senior Vice President of SIT. Prior to 2003, Ms. Franco served in various management capacities with SIT, SMS and their affiliates.

        James R. Segreto serves as Vice President and Controller of SGRP and has done so since July 8, 1999, the effective date of the Merger. From 1997 through the Merger, he served in the same capacity for SMS. Mr. Segreto served as Chief Financial Officer for Supermarket Communications Systems, Inc. from 1992 to 1997 and LM Capital, LLP from 1990 to 1992. Prior to 1992, he served as Controller of Dorman Roth Foods, Inc.

Executive Compensation

        The following table sets forth all compensation received for services rendered to SGRP in all capacities for the years ended December 31, 2005, 2004, and 2003 (except for amounts paid to SMS, SMSI and SIT, see Certain Relationships and Related Transactions, above) (i) by SGRP’s Chief Executive Officer, and (ii) each of the other four most highly compensated executive officers of SGRP and its affiliates who were serving as executive officers of SGRP or performing equivalent functions for SGRP through an affiliate, at December 31, 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Securities Underlying Options(#)(1)	All Other Compensation ($)(2)
Robert G. Brown	2005	191,100 (3)	—	—	1,230
Chief Executive Officer, Chairman of the	2004	114,000 (3)	—	—	1,800
Board, President, and Director	2003	180,000 (3)	—	—	2,200
William H. Bartels	2005	191,100 (3)	—	—	698
Vice Chairman and Director	2004	114,000 (3)	—	—	1,620
	2003	180,000 (3)	—	—	2,007
Charles Cimitile	2005	227,700	20,000	95,000	1,230
Chief Financial Officer, Treasurer and	2004	220,000	—	25,000	1,800
Secretary	2003	221,700	20,000	20,000	2,200
Kori G. Belzer	2005	152,975	30,000	111,140	888
Chief Operating Officer	2004	147,990	—	25,000	1,495
	2003	147,067	19,000	26,750	1,843
Patricia Franco	2005	152,975	30,000	137,500	947
Chief Information Officer and President of	2004	147,900	10,000	25,000	1,493
the SPAR International Merchandising	2003	145,875	20,000	37,500	1,718
Services Division

_________________

(1)

In June 2004, Mr. Brown and Mr. Bartels voluntarily surrendered for cancellation their options for the purchase of the following shares of common stock under the 2000 Plan: 382,986 and 235,996, respectively.
In September 2004, Mr. Cimitile, Ms. Belzer and Ms. Franco voluntarily surrendered for cancellation their options for the purchase of the following shares of common stock under the 2000 Plan: 55,000, 76,140 and 87,500 respectively. Also in September 2004, Ms. Franco voluntarily surrendered for cancellation her options for the purchase 10,000 shares of common stock under the 1995 Plan.

(2)	Other compensation represents the Company’s 401k contribution.
(3)	Does not include amounts paid to SMS, SMSI, SIT and Affinity Insurance Ltd. (see – Certain Relationships and Related Transactions, above)

Change in Control Severance Agreements

        SGRP has entered into a Change of Control Severance Agreement with each of Patricia Franco, SGRP’s Chief Information Officer and President of the SPAR International Merchandising Services Division, and Kori G. Belzer, SGRP’s Chief Operating Officer, each providing for a lump sum severance payment and other accommodations from the Company to the employee under certain circumstances if, pending or following a change in control, the employee leaves for good reason or is terminated other than in a termination for cause. The payment is equal to the sum of the employee’s monthly salary times a multiple equal to 24 months less the number of months by which the termination of employment followed the change in control plus the maximum bonus that would have been paid to the employee (not to exceed 25% of the employee’s annual salary).

Stock Option Grants in Last Fiscal Year

        The following table sets forth information regarding each grant of stock options made during the year ended December 31, 2005, to each of the Named Executive Officers. No stock appreciation rights (“SAR’s”) were granted during such period to such person.

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option (1)
Name	Granted (2) (#)	Period (%)	Price ($/Sh)	Date	5% ($)	10% ($)
Charles Cimitile	55,000	16.0	1.26	4/14/15	43,582	110,446
	20,000	2.5	1.75	5/12/15	22,011	55,781
	20,000	2.5	1.10	11/9/15	13,836	35,062
Kori G. Belzer	76,140	22.2	1.26	4/14/15	60,334	152,898
	20,000	5.8	1.75	5/12/15	22,011	55,781
	15,000	4.4	1.10	11/9/15	10,377	26,297
Patricia Franco	97,500	28.4	1.26	4/14/15	77,260	195,791
	25,000	7.3	1.75	5/12/15	27,514	69,726
	15,000	4.4	1.10	11/9/15	10,377	26,297

_________________

(1)	The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.
(2)	These options vest over four-year periods at a rate of 25% per year, beginning on the first anniversary of the date of grant.

Aggregated Stock Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

        The following table sets forth the number of shares of Common Stock of SGRP purchased by each of the Named Executive Officers in the exercise of stock options during the year ended December 31, 2005, the value realized in the purchase of such shares (the market value at the time of exercise less the exercise price to purchase such shares), and the number of shares that may be purchased and value of the exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Brown	--	--	95,746	--	--	--
William H. Bartels	--	--	58,999	--	--	--
Charles Cimitile	--	--	107,500	97,500	6,875	--
Kori G. Belzer	--	--	101,000	116,140	2,800	--
Patricia Franco	--	--	91,000	137,500	2,800	--

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is the Compensation Committee’s report submitted to the Board addressing the compensation of SGRP’s executive officers for 2005:

Compensation Policy

        The Company’s executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with SGRP’s stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on corporate performance and individual contribution, and (ii) stock options through the Company’s 2000 stock option plan (described below). The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides Company executives with short term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management’s stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

Executive Compensation Components

        As discussed below, the Company’s executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

Base Salary

        In establishing base salary levels for executive officer positions, the Compensation Committee and Robert G. Brown, the Company’s Chief Executive Officer, consider levels of compensation at comparable companies, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Compensation Committee and Mr. Brown consider individual performance, including the accomplishment of short-term and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above. No specific formula is applied to determine the weight of each criteria.

Annual Incentive Bonuses

        The Company’s executive officers are eligible for annual bonuses upon recommendations made by Mr. Brown (as to the other executive officers), and the Compensation Committee (as to Mr. Brown), based upon their individual performance and the Company’s achievements of certain operating results. Amounts of individual awards are based principally upon the results of the Company’s financial performance during the prior year. The amounts awarded to senior officers are within guidelines established by the Compensation Committee and Mr. Brown as a result of their review of total compensation for senior management of peer companies. The actual amount awarded, within these guidelines, will be determined principally by the Compensation Committee and Mr. Brown’s assessment of the individual’s contribution to the Company’s overall financial performance. Consideration is also given to such factors such as the individual’s successful completion of a special project, any significant increase or decrease in the level of the participant’s ability to discharge the responsibilities of his position.

Stock Options and Purchase Plans

        SGRP has four stock option plans: the 2000 Stock Option Plan (“2000 Plan”), the Special Purpose Stock Option Plan (“Special Purpose Plan”), the Amended and Restated 1995 Stock Option Plan (“1995 Plan”) and the 1995 Director’s Plan (“Director’s Plan”).

        On December 4, 2000, SGRP adopted the 2000 Plan as the successor to the 1995 Plan and the Director’s Plan with respect to all new options issued. The 2000 Plan provides for the granting of either incentive or nonqualified stock options to specified employees, consultants, and directors of the Company for the purchase of up to 3,600,000 (less those options still outstanding under the 1995 Plan or exercised after

December 4, 2000 under the 1995 Plan). The options have a term of ten years, except in the case ofincentive stock options granted to greater than 10% stockholders for whom the term is five years. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of SGRP’s common stock at the date of grant (although typically the options are issued at 100% of the fair market value), and the exercise price of incentive stock options must be equal to at least the fair market value of SGRP’s common stock at the date of grant. During 2005, options to purchase 1,334,973 shares of SGRP’s common stock were granted, options to purchase 57,625 shares of SGRP’s common stock were exercised and options to purchase 440,975 shares of SGRP’s stock were voluntarily surrendered and cancelled under this plan. At December 31, 2005, options to purchase 2,088,256 shares of SGRP’s common stock remain outstanding under this plan and options to purchase 724,221 shares of SGRP’s common stock were available for grant under this plan.

        On July 8, 1999, in connection with the merger, SGRP established the Special Purpose Plan of PIA Merchandising Services, Inc. to provide for the issuance of substitute options to the holders of outstanding options granted by SPAR Acquisition, Inc. There were 134,114 options granted at $0.01 per share. Since July 8, 1999, SGRP has not granted any new options under this plan. During 2005, no options to purchase shares of SGRP’s common stock were exercised under this plan. At December 31, 2005, options to purchase 4,750 shares of SGRP’s common stock remain outstanding under this plan.

        The 1995 Plan provided for the granting of either incentive or nonqualified stock options to specified employees, consultants, and directors of the Company for the purchase of up to 3,500,000 shares of SGRP’s common stock. The options had a term of ten years from the date of issuance, except in the case of incentive stock options granted to greater than 10% stockholders for which the term was five years. The exercise price of nonqualified stock options must have been equal to at least 85% of the fair market value of SGRP’s common stock at the date of grant. Since 2000, SGRP has not granted any new options under this plan. During 2005, 250 options to purchase shares of SGRP’s common stock were exercised. At December 31, 2005, options to purchase 14,375 shares of SGRP’s common stock remain outstanding under this plan. The 1995 Plan was superseded by the 2000 Plan with respect to all new options issued.

        The Director’s Plan was a stock option plan for non-employee directors and provided for the purchase of up to 120,000 shares of SGRP’s common stock. Since 2000, SGRP has not granted any new options under this plan. During 2005, no options to purchase shares of SGRP’s common stock were exercised under this plan. At December 31, 2005, 20,000 options to purchase shares of SGRP’s common stock remained outstanding under this plan. The Director’s Plan has been replaced by the 2000 Plan with respect to all new options issued.

        In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the “ESP Plan”), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the “CSP Plan”). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company (see Certain Relationships and Related Transactions, above), to purchase SGRP’s Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP’s Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay a 15% cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

Internal Revenue Code Section 162(M)

        Under Section 162(m) of the Internal Revenue Code (the “Code”), the amount of compensation paid to certain executives that is deductible with respect to the Company’s corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of SGRP and its stockholders.

COMPENSATION COMMITTEE (for the period ending December 31, 2005)
Jack W. Partridge, Robert O. Aders, Jerry B. Gilbert and Lorrence T. Kellar

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The following is the Audit Committee’s report submitted to the Board.

Report

        The Audit Committee has reviewed and discussed with management of the Company and Rehmann Robson (“Rehmann”), the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2005, for each of the two years in the period ended December 31, 2005 (the “Audited Financial Statements”).

        In addition, the Audit Committee has discussed with Rehmann the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

        The Audit Committee received and reviewed the written disclosures and the letter from Rehmann required by Independence Standards Board Standard No. 1 prior to the 2006 Annual Meeting. The Audit Committee has discussed Rehmann’s independence from the Company with Rehmann. The Audit Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

        Management is responsible for the Company’s internal controls and the financial reporting process. Rehmann is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

        Based on the foregoing review and discussions and a review of the report of Rehmann with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE (for the period ending December 31, 2005)
Lorrence T. Kellar, Robert O. Aders, Jack W. Partridge and Jerry B. Gilbert

MANAGEMENT’S REPORT ON FINANCIAL STATEMENTS

        The management of the Company is responsible for the integrity and objectivity of the consolidated financial statements and other related financial Information included in this report. These financial statements were prepared in accordance with generally accepted accounting principles, as appropriate under the circumstances and consistently applied. Some of the amounts included in the financial statements are necessarily based on management’s best estimates and judgment.

Controls and Procedures

        The Company’s Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) as of the end of the period covering this report. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms.

Changes in Internal Controls

        There were no significant changes in the Company’s internal controls or in other factors that could significantly affect these controls during the twelve months covered by this report or from the end of the reporting period to the date of this Proxy Statement.

        The Company has established a plan and has begun to document and test its domestic internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Company’s Financial Statements

        The Audit Committee of the Board is responsible for reviewing and monitoring the Company’s financial statements and practices to ascertain that they are appropriate in the circumstances. The Audit Committee currently consists of four independent directors and consisted of four independent directors during 2005. It meets at least four times a year with representatives of financial management and the independent accountants, both together and separately, to review and discuss audit and financial reporting matters. The independent accountants have direct access to the Audit Committee to review the results of their audit. In addition, at the regular meetings of the Board of Directors, management and the Board discuss, among other things, financial and related matters, as appropriate. See Audit Committee Report on page 20, above.

        The Company’s financial statements have been audited by Rehmann Robson, independent accountants, as stated in their report. The Company’s principal independent accountants are appointed annually by the Audit Committee and confirmed by the Board. Their audit of the Company’s consolidated financial statements was made in accordance with generally accepted auditing standards, and such audit included a study and evaluation of the Company’s system of internal accounting controls they considered necessary to determine the nature, timing, and extent of the auditing procedures required for expressing an opinion on the Company’s financial statements.

Robert G. Brown Chairman of the Board, Chief Executive Officer and President	Charles Cimitile Chief Financial Officer, Secretary and Treasurer

Corporation Performance

        The following graph shows a comparison of cumulative total returns for SGRP’s Common Stock, the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Stocks (SIC 7380-7389 U.S. Companies) Miscellaneous Business Services Index, Russell 2000 and S&P Advertising for the period during which SGRP’s Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 31, 2000, and that all dividends have been reinvested.

        The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of SGRP’s Common Stock.

	Cumulative Total Return
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
SPAR GROUP, INC	100.00	220.31	390.15	393.85	129.23	110.89
NASDAQ STOCK MARKET (U.S.)	100.00	70.75	51.08	76.82	85.44	96.38
RUSSELL 2000	100.00	102.49	81.49	120.00	142.00	148.46
S & P ADVERTISING	100.00	87.21	50.41	65.83	62.08	58.34
PEER GROUP	100.00	93.22	63.36	90.90	85.23	81.99

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act (“Section 16(a)”) requires SGRP’s directors and certain of its officers and persons who own more than 10% of SGRP’s Common Stock (collectively, “Insiders”), to file reports of ownership and changes in their ownership of SGRP’s Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it for the year ended December 31, 2005, or written representations from certain reporting persons for such year, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that Robert G. Brown and William H. Bartels untimely filed certain Statements of Changes in Beneficial Ownership on Form 4. All such Section 16(a) filing requirements have since been completed by each of the aforementioned individuals.

OTHER BUSINESS

        SGRP is not aware of any other business to be presented at the 2006 Annual Meeting. All shares represented by SGRP proxies will be voted in favor of the proposals of SGRP described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, SGRP proxy holders will vote thereon according to their best judgment.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

        Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), c/o SPAR Group, Inc., 580 White Plains Road, Tarrytown, Suite 600, New York, 10591, and marked “Stockholder Communication”.

        SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com).

        In addition, questions may be asked of any director at SGRP’s annual stockholders’ meeting. SGRP schedules its annual stockholders’ meeting on the same day as a regularly scheduled quarterly Board meeting, so all directors generally attend. All of SGRP’s directors attended its 2005 annual stockholders’ meeting.

Submission of Stockholder Proposals and Director Nominations

        For any business, nominee or proposal to be properly brought before an Annual Meeting by a stockholder (acting in his or her capacity as stockholder), the By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2007 annual meeting of stockholders of SGRP must notify SGRP by no later than March 3, 2007. Such stockholder’s notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after March 3, 2007, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company’s proxy statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2007 Annual Meeting of stockholders.

        The Restated By-Laws provide that a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the Annual Meeting and the reasons for considering the same at the Annual Meeting, (ii) the name and address, as they appear on SGRP’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP’s stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder’s notice also must contain (A) the proposed nominee’s name and qualifications, including five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

        If it is determined by the Governance Committee or the presiding officer of the Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the Annual Meeting.

ANNUAL REPORTS

        A COPY OF THE SGRP’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2005, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT.  THE ANNUAL REPORT INCLUDES A CONFORMED COPY OF SGRP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS AMENDED BY AMENDMENT NO. 1 AND AMENDMENT NO. 2, EACH ON FORM 10-K/A, AS FILED WITH THE SEC, BUT EXCLUDES PARTS COVERED BY THE PROXY (AS NOTED THEREIN).

        THE ANNUAL REPORT (INCLUDING FORM 10-K, AS AMENDED) IS NOT PART OF SGRP’S SOLICITING MATERIAL.

PROXIES AND SOLICITATION

        The proxy accompanying this Proxy Statement is solicited on behalf of the Company’s Board of Directors. Proxies for the 2006 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

        All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

By Order of the Board of Directors
Charles Cimitile
Tarrytown, New York July 5, 2006	Secretary, Treasurer and Chief Financial Officer

PROXY

SPAR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE MEETING OF STOCKHOLDERS ON WEDNESDAY, AUGUST 9, 2006

        The undersigned hereby appoints Robert G. Brown and William H. Bartels, and each of them, with full power of substitution, as the undersigned’s proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the “Company”), held of record by the undersigned as of June 15, 2006, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Hilton Newark Airport hotel located at 1170 Spring Street, Elizabeth, New Jersey 07201-2114, beginning at 10:00 a.m., Eastern Standard Time, on Wednesday, August 9, 2006, and at any postponements and adjournments thereof (the “2006 Annual Meeting”), upon the following matters:

1.	ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR:

FOR all nominees listed below (except as noted below)	WITHHOLD AUTHORITY listed to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any nominee, draw a line through or otherwise strike out the nominee's name below.)

Robert G. Brown William H. Bartels Robert O. Aders Jack W. Partridge Jerry B. Gilbert Lorrence T. Kellar

2.	RATIFICATION OF THE APPOINTMENT OF REHMANN ROBSON AS THE PRINCIPAL INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE EACH UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

FOR	AGAINST	ABSTAIN

3.     OTHER MATTERS

        In their discretion, Robert G. Brown and William H. Bartels, and each of them, are authorized to consider such other business as may properly come before the 2006 Annual Meeting and to vote either for or against such other business (in whole or in part) as he may determine in his sole discretion.

THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ABOVE, FOR PROPOSAL 2 ABOVE, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

Dated _________________, 2006

___________________________
(Signature)

___________________________
(Signature)

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signor to vote at the 2006 Annual Meeting, including any adjournments thereof.